                                                                     EXHIBIT 1.1

                          2,000,000 DEPOSITARY SHARES
                     EACH REPRESENTING A ONE-TENTH INTEREST
                                 IN A SHARE OF
                 ______% CONVERTIBLE PREFERRED STOCK, SERIES F

                          NATIONAL ENERGY GROUP, INC.

                             UNDERWRITING AGREEMENT

                                                             December ____, 1997

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

Forum Capital Markets L.P.
53 Forest Avenue
Old Greenwich, Connecticut 06870

Ladies and Gentlemen:

       National Energy Group, Inc., a Delaware corporation (the "COMPANY"), proposes to deliver and sell to Raymond James & Associates, Inc. and Forum Capital Markets L.P. (the "UNDERWRITERS") 2,000,000 Depositary Shares (each a "DEPOSITARY SHARE" and collectively, the "DEPOSITARY SHARES"), each Depositary Share representing a one-tenth (1/10) interest in a share of ________% Convertible Preferred Stock, Series F, par value $1.00 per share (the "PREFERRED STOCK"). Such 2,000,000 Depositary Shares are hereinafter referred to as the "FIRM SHARES" and the 200,000 shares of Preferred Stock represented by the Firm Shares are hereinafter referred to as the "FIRM PREFERRED SHARES." Upon the request of the Underwriters, as provided in Section 2(b) of this Agreement, the Company shall also deliver and sell to the Underwriters up to an additional 300,000 Depositary Shares. Such 300,000 Depositary Shares are hereinafter referred to as the "OPTION SHARES." The 45,000 shares of Preferred Stock represented by the Option Shares are hereafter referred to as the "OPTION PREFERRED SHARES." The Firm Preferred Shares and the Option Preferred Shares will be issued by the Company and deposited with _______________ (the "DEPOSITARY") under a Deposit Agreement (the "DEPOSIT AGREEMENT") among the Company, the Depositary and the holders of certificates evidencing the Depositary Shares. The Firm Shares and the Option Shares collectively constitute all of the "SHARES." The Preferred Stock will be convertible into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). The Shares, the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock (the "CONVERSION SHARES") are hereinafter referred to sometimes collectively as the "SECURITIES." The Company hereby confirms its agreement with the Underwriters with respect to the sale by the Company and the purchase by the Underwriters of the Shares, as set forth herein.





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
       The Shares will be offered and sold to the Underwriters pursuant to a Registration Statement filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary prospectus dated ________________ ___, 1997, and a final prospectus dated
______________________________, 1997, setting forth information regarding the
Company and the Securities. The Company hereby confirms that it has authorized the use of such preliminary prospectus and such final prospectus in connection with the offering and sale of the Preferred Stock (the "OFFERING").

       Capitalized terms used herein without definition have the respective meanings specified therefor in the Prospectus. For purposes hereof, "RULES AND REGULATIONS" means the rules and regulations adopted by Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as applicable.

       1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and as of the Closing Date and each Option Closing Date (as defined in Section 2(b) hereof), if any, as follows:

              (a) A registration statement on Form S-3 (File No. 333-_______), and any amendment or amendments thereto, in respect of the registration of the Securities under the Securities Act has been filed with the Commission; the Company will not, without the prior consent of the Underwriters (which consent will not be unreasonably withheld), file any amendment thereto or make any change in the form of final prospectus included therein; such registration statement and any post-effective amendment thereto, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission or any "BLUE SKY" or securities authority of any jurisdiction; such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, at the time of effectiveness of the registration statement, including any information to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations is herein called the "REGISTRATION STATEMENT" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "PROSPECTUS;" the term "PRELIMINARY PROSPECTUS" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) of the Rules and Regulations (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "AMEND," "AMENDMENT" or "SUPPLEMENT" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and prior to the termination of the Offering to which the Registration Statement relates, which is incorporated therein by reference and (ii) any such document so filed.

              (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or any "BLUE SKY" or securities authority of any jurisdiction, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein (the "UNDERWRITERS' INFORMATION"). The parties acknowledge and agree that the Underwriters' Information consists solely of the last paragraph at the bottom of the front cover page concerning the terms of the offering by the Underwriters, the legends concerning over-allotment and trading activities of the Underwriters and their affiliates on the inside front cover page and the paragraphs under the caption "UNDERWRITING" in the Prospectus. No order suspending or preventing the sale of the Securities in any jurisdiction has been issued or threatened or, to the knowledge of the Company, is contemplated.

              (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the Closing Date and any Option Closing Date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters' Information.

              (d) The Company is subject to Section 13 of the Exchange Act. The documents incorporated by reference into the Registration Statement and the Prospectus (the "INCORPORATED DOCUMENTS"), when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any Incorporated Documents filed subsequent to the date of the Prospectus shall, when filed with the Commission, conform in all material respects to the applicable requirements of the Securities Act, the Rules and Regulations and the Exchange Act, as applicable. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act (the "SEC DOCUMENTS") have been filed,





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
together with all exhibits required to be filed therewith. The documents and agreements so filed which are described in the Prospectus are in full force and effect on the date hereof (unless noted otherwise in the Prospectus) and neither the Company or its subsidiary (the "SUBSIDIARY"), nor, to the knowledge of the Company, any other party thereto is in breach of or default under a material provision of any such document or agreement, which breach or default, if left uncured, would have a material adverse effect on the condition, financial or otherwise, results of operations, assets, business or prospects of the Company and the Subsidiary, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The descriptions in the Prospectus of agreements, contracts and other documents to which the Company or the Subsidiary is a party or by which any of them is bound fairly present in all material respects the information that would be required to be presented with respect thereto under United States federal securities laws.

              (e) The Company and the Subsidiary have been duly organized and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and the Subsidiary is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary, and the Subsidiary does not own or control directly or indirectly, any corporation, association or other entity. The Company owns all of the outstanding capital stock of the Subsidiary, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever; and all outstanding capital stock of the Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and not issued in violation of any preemptive rights or applicable securities laws. Each of the Company and the Subsidiary has all requisite power and authority (corporate and other), and has obtained any and all requisite authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Prospectus, except where the failure to have any such power, authority, authorization, approval, order license, certificate, franchise or permit would not have a Material Adverse Effect; each of the Company and the Subsidiary is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, except where the failure to be in compliance would not have a Material Adverse Effect; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

              (f) The Company has an authorized capitalization as set forth in the Prospectus and will have the adjusted capitalization as of the period indicated therein, based upon the assumptions set forth therein. Neither the Company nor the Subsidiary is a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or rights or obligations of security holders of the Company or the Subsidiary or providing for either





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
of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company or the Subsidiary, except for this Agreement and as set forth in the Prospectus. The Company's capital stock and the Securities conform in all material respects to all statements with respect thereto contained in the Prospectus. All issued and outstanding equity securities of the Company or the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, as applicable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; none of such securities were issued in violation of the preemptive rights of any security holder of the Company or the Subsidiary or similar contractual rights granted by the Company or the Subsidiary and, except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of Common Stock or any other class of capital stock of the Company; and, except as set forth in the Prospectus, there are no restrictions on subsequent transfers of the Preferred Stock under the laws of the United States (other than sales of Preferred Stock owned by the Company and its affiliates).

              (g) The Depositary Shares have been duly authorized and, when issued, delivered and paid for in the manner contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Preferred Stock issued to the Depositary as contemplated hereby and in accordance with the Deposit Agreement will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Preferred Stock will, upon such issuance, in accordance with the terms of the Certificate of Designations, be duly authorized, validly issued, fully paid and non-assessable, and the Company has duly authorized and reserved for issuance upon conversion of the Preferred Stock the shares of Common Stock issuable upon such conversion. The Depositary Shares, the Preferred Stock and the Conversion Shares are not and will not be subject to any preemptive or other similar rights of any security holder of the Company or the Subsidiary; all corporate action required to be taken for the authorization, issue and sale of the Depositary Shares, the Preferred Stock and the Conversion Shares has been duly and validly taken; and the certificates representing the Depositary Shares, the Preferred Stock and the Conversion Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms of this Agreement and the Deposit Agreement of the Preferred Stock hereunder, the Depositary will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever. Upon issuance and delivery pursuant to the terms of this Agreement and the Deposit Agreement of the Depositary Shares to be issued by the Depositary, delivered to the Company and then delivered to the Underwriters hereunder, the Underwriters will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

              (h) The financial statements of the Company together with the related notes thereto included in the Preliminary Prospectus and the Prospectus fairly present the financial position, income, changes in stockholders' equity, cash flow and results of operations of the Company at the respective dates and for the respective periods to which they apply and such historical financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved; the pro forma financial information incorporated by reference in each Preliminary Prospectus and the Prospectus presents fairly the information shown therein in accordance with Article 11 of Regulation S-X. Except as described in or contemplated by the Prospectus, (i) there has been no material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business, assets, prospects or results of operations of the Company and the Subsidiary, whether or not arising in the ordinary course of business, since the date of the latest financial statements included in the Prospectus and (ii) the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiary conform in all material respects to the descriptions thereof contained in the Prospectus. Financial information set forth in the Prospectus under the headings "Prospectus Summary -- Summary Historical and Pro Forma Combined Financial, Operating and Reserve Data," "Capitalization," "Selected Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Prospectus.

              (i) Each of the Company and the Subsidiary has filed all income and franchise tax returns required to be filed through the date hereof by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. All tax liabilities, including those being contested by the Company or the Subsidiary are adequately reserved for in the Company's financial statements (in accordance with generally accepted accounting principles). No tax deficiency has been asserted and no tax proceedings are pending or, to the knowledge of the Company, are threatened against the Company or the Subsidiary which, if adversely determined would have a Material Adverse Effect, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

              (j) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriters of the Depositary Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

              (k) Each of the Company and the Subsidiary maintains liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by independent oil and gas companies of comparable size to the Company engaged in the acquisition, development and exploration of oil and natural gas properties and related assets (which may include self-insurance in comparable form to that maintained by such responsible companies); neither the Company nor the Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect.





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
              (l) There is no action, suit, proceeding, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated against (or circumstances that are reasonably likely to give rise to the same), or involving the properties or businesses of, the Company or the Subsidiary which (i) questions the validity of the capital stock of the Company or the Subsidiary, this Agreement, the Deposit Agreement, or of any action taken or to be taken by the Company or the Subsidiary pursuant to or in connection with this Agreement or the Deposit Agreement or (ii) except as disclosed in or contemplated by the Prospectus, would have a Material Adverse Effect.

              (m)  The Company has full legal right, power, and authority to
(i) authorize, issue and deliver the Preferred Stock, (ii) deliver and sell the Depositary Shares, (iii) to authorize, issue, deliver and sell the Conversion Shares upon conversion of the Preferred Stock, and (iv) enter into this Agreement and the Deposit Agreement and consummate the transactions contained herein and in the Deposit Agreement; and this Agreement and the Deposit Agreement have been duly and properly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms.
None of the Company's issue and sale of the Preferred Stock, delivery and sale of the Depositary Shares and issue and sale of the Conversion Shares upon the conversion of the Preferred Stock, the execution or delivery of this Agreement and the Deposit Agreement or the Company's performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein or the conduct by it and the Subsidiary of their businesses as described in the Prospectus or any amendments or supplements thereto conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets of the Company or the Subsidiary pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company or the Subsidiary, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or the Subsidiary is or may be bound or to which its or the Subsidiary's properties or assets is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation directly applicable to the Company or the Subsidiary of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or the Subsidiary or any of their respective activities or properties.

              (n) Neither the Company nor the Subsidiary (i) is in violation of its certificate of incorporation or by-laws, (ii) is in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or to which the property or assets of the Company or the Subsidiary is subject or affected or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default under the foregoing clauses (ii) or (iii) as would not have a Material Adverse Effect.

              (o) No consent, approval, authorization or order of, and no filing with, any court, arbitrator, regulatory body, government agency or other body, domestic or foreign, is required for the execution, delivery or performance of this Agreement or the Deposit Agreement or the transactions contemplated hereby or thereby (including the issue and sale of the Depositary Shares and the Conversion Shares or the issue and delivery of the Preferred Stock), except such as have been or may be obtained under the Securities Act, rules and regulations of the National Association of Securities Dealers, Inc. or may be required under state securities or Blue Sky laws.

              (p) Subsequent to the respective dates as of which information is set forth in the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor the Subsidiary has (i) issued any securities, or incurred any material liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business, (ii) entered into any material transaction other than in the ordinary course of business, (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock or long term debt of the Company or (iv) suffered any material adverse change in or affecting the general affairs, business, management, financial condition, stockholders' equity or results of operations of the Company.

              (q) The Company and the Subsidiary are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the knowledge of the Company, there are no pending investigations involving the Company or the Subsidiary by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or the Subsidiary pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company or the Subsidiary. Neither the Company nor the Subsidiary are or ever have been a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or the Subsidiary. No material labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent.

              (r) No "employee pension benefit plan," "employee welfare benefit plan" or "multi-employer plan" of the Company ("ERISA PLANS") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any trust created thereunder has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE") which could subject the Company or the Subsidiary to any tax penalty on prohibited transactions and which has not adequately been corrected. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor the Subsidiary has ever completely or partially withdrawn from a "multi-employer plan" as so defined.

              (s) None of the Company, the Subsidiary or any of its affiliates has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

               (t) Each of the Company and the Subsidiary (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and other adverse interests of any kind whatsoever, all patents, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, owned or licensed by the Company and the Subsidiary and used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company and the Subsidiary, infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity, except those disclosed in the Prospectus or those which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and (iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

              (u) Each of the Company and the Subsidiary has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business and are reflected as owned or leased by it in the financial statements included in the Prospectus, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions except those disclosed in the Prospectus or those which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property.

              (v) Ernst & Young LLP are independent certified public accountants of the Company as required by the Securities Act and the Rules and Regulations.

              (w) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is approved for listing on the Nasdaq National Market under the symbol "NEGX." The Company has taken no action that was designed to terminate, or that is likely to have the affect of terminating, trading of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such trading.

              (x) Neither the Company nor the Subsidiary has, nor, to the knowledge of the Company, has any officer, director or employee of the Company or the Subsidiary or, to the knowledge of the Company, any other person acting on behalf of the Company or the Subsidiary, for the benefit of the Company or the Subsidiary at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or the Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and the Subsidiary's internal accounting controls are sufficient to cause the Company and the Subsidiary to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

              (y) Except as set forth in the Prospectus or the Incorporated Documents, no officer, director or 5% or greater stockholder of the Company or the Subsidiary, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly,
(i) a material interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or the Subsidiary or (B) purchases from or sells or furnishes to the Company or the Subsidiary any goods or services or
(ii) a material beneficiary interest in any contract or agreement to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or affected.

              (z) The minute books of the Company and the Subsidiary have been made available to the Underwriters, contain a complete summary of all meetings and actions of the directors and stockholders of the Company and the Subsidiary since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.

              (aa) Neither the Company nor the Subsidiary has been notified in writing that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any applicable existing federal, state, local or international laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any "Hazardous Material" ("ENVIRONMENTAL LAWS"), except for any liability as would not have a Material Adverse Effect, and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiary are in compliance with all applicable existing Environmental Laws, except for such instances of noncompliance which would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. No disposal, release or discharge of "Hazardous Material" has occurred on, in, at or about any of the facilities or properties of the Company or the Subsidiary, except for any such disposal, release or discharge which is in compliance with Environmental Laws or which would not have a Material Adverse Effect. Except as described in the Prospectus: (i) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or the Subsidiary (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or the Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; and (ii) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or the Subsidiary of any Hazardous Materials, except for such spills, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect.

              (bb) The Company is not, and following the Offering will not be, an "investment company" or a company controlled by an "investment company" or, an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

              (cc) Except as to its interests in oil and gas leases, each of the Company and the Subsidiary has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business and/or reflected as owned by it in the financial statements included in the Prospectus, in each case free and clear of all liens, mortgages, charges, claims, encumbrances, pledges, security interests, defects and other restrictions except those disclosed in the Prospectus or those which are not material in amount and do not materially adversely affect the use made or proposed to be made of such property. Each of the Company and the Subsidiary has good and defensible title to its interests in oil and gas leases, free and clear of any liens, mortgages, charges, claims, encumbrances, pledges, security interests, defects and other restrictions of any kind, liens and encumbrances under operating agreements, unitization and pooling arrangements and crude oil and gas sales contracts that secure payment of amounts not yet due and payable and which are of a nature and scope customary in connection with similar oil and gas drilling and producing operations, and except those which, individually or in the aggregate, are not material in amount and do not materially adversely affect the use made and proposed to be made of such oil and gas leases. Except to the extent described in the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and the Subsidiary reflect in all material respects the right of the Company and the Subsidiary to develop, exploit and explore their properties. Each of the Company and the Subsidiary has conducted such title investigations and has acquired its interest in oil and gas leases in such manner as is customary in the oil and gas industry for the respective regions in which the property subject to such leases is located. Each of the Company and the Subsidiary has complied in all material respects with the terms of oil and gas leases in which each purports to own an interest, and, to the knowledge of the Company, no claim of any sort has been asserted by any person or entity adverse to the rights of the Company or the Subsidiary as lessee or sublessee under any of such leases or questioning its rights to the continued possession of the leased premises under any such lease, except with respect to claims which do not materially adversely affect the use made and proposed to be made of such oil and gas leases by the Company or the Subsidiary. The concessions, reservations, licenses, permits and rights to hydrocarbons held by the Company and the Subsidiary are valid, subsisting and enforceable with such exceptions which do not materially adversely affect the use made and proposed to be made of such oil and gas leases. Except as set forth in the Prospectus, the Company and the Subsidiary
(i) do not own or lease any real or personal property, the loss of which would have a Material Adverse Effect and (ii) own or lease or have the right to use or enjoy the benefits of all properties as are necessary to its respective operations as now conducted.

              (dd) The information provided by the Company to the Petroleum Consultants (as hereinafter defined) for the preparation of the estimates of reserves in the reserve reports for the oil and gas properties of the Company prepared by Netherland, Sewell & Associates, Inc., independent petroleum consultants (the "PETROLEUM CONSULTANTS"), were at the respective times of delivery thereof to the Petroleum Consultants complete and accurate in all material respects. The Underwriters have received from the Petroleum Consultants a true and correct copy of its reserve reports with respect to the Company's interests as of December 31, 1995 and 1996 (collectively, the "RESERVE REPORTS"), and the Reserve Reports and the letters from the Petroleum Consultants to the Company with respect thereto have been reviewed, and accepted as having a reasonable basis, by the Company and has been included in the Prospectus in good faith by the Company. Except as expressly stated in the Preliminary Prospectus and the Prospectus, information in the Preliminary Prospectus and in the Prospectus regarding estimates of reserves, future net cash flows and present values of proved reserves comply in all material respects with the applicable requirements of Rule 4-10 of Regulation S-X and Industry Guide 2 under the Securities Act.

              (ee) Neither the Company nor the Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, which would have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus.

              (ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

              (gg) No person has any right to the registration of any security of the Company by reason of the filing of the Registration Statement with the Commission or the consummation of the transactions contemplated hereby that has not been waived or lapsed.

              (hh) As of the date of the Prospectus, neither the Company nor the Subsidiary is currently planning any probable acquisitions for which disclosure of pro forma financial information would be required by the Securities Act.

              (ii) The Company has complied and will comply with the provisions of Florida Statutes Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company, nor any affiliate thereof, does business with the government of Cuba or with any person or affiliate located in Cuba.

       2.     Purchase and Sale by the Underwriters.

              (a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue and deposit with the Depositary the Firm Preferred Shares, to take receipt of the Firm Shares issued therefor by the Depositary and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Firm Share of $50.00, the number of Firm Shares (to be adjusted by the Underwriters so as to eliminate fractional shares) as set forth opposite their respective names in Schedule I and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (i) of this Section 2, that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to purchase hereunder.

              (b) The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 300,000 Option Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. In conjunction with delivery and sale of Option Shares to the Underwriters, the Company agrees to issue and deposit with the Depositary the Option Preferred Shares, to take receipt of the Option Shares issued therefor by the Depositary and sell to the Underwriters said Option shares. Any such election to purchase Option Shares may be exercised only by written notice from the Underwriters to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 3 hereof) or, unless the Underwriters and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

              (c) Upon the authorization by the Underwriters of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

       3.     Deliveries.

              (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Raymond James & Associates, Inc. may request upon at least forty-eight hours' notice to the Company prior to Time of Delivery (as defined below) (the "NOTIFICATION TIME"), shall be delivered by or on behalf of the Company to Raymond James & Associates Inc., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer payable to the order of the Company, in immediately available funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 or such other designated location (the "DESIGNATED OFFICE").

              (b) The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Central Standard Time, on December ____, 1997 or such other time and date as Raymond James & Associates, Inc. and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., Central Standard Time, on the date specified by Raymond James & Associates, Inc. in the written notice given by Raymond James & Associates, Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Raymond James & Associates, Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY."

              (c) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Shares, will be delivered at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202 (the "CLOSING LOCATION"), and the Shares will be delivered as specified in Section 3 above, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., Central Standard Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

       4. Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

              (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible; to prepare the Prospectus in a form approved by the Underwriters (such approval not to be unreasonably withheld or delayed) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Preferred Stock; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Depositary Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Prospectus or of the Prospectus or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible time; the Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Underwriters shall reasonably object in writing after being timely furnished in advance a copy thereof.

              (b) To advise the Underwriters promptly, and, if requested by the Underwriters confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption of any of the Depositary Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and to use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Depositary Shares under any state securities or Blue Sky laws, and if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Depositary Shares under any state securities or Blue Sky laws, to use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

              (c) To promptly deliver to the Underwriters three signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto; to furnish the Underwriters and counsel for the Underwriters, without charge, with copies of the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares by the Underwriters and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters (and, if requested, to confirm such notification in writing) and upon the Underwriters' request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time after nine months or more after the time of issue of the Prospectus, upon the Underwriters' request but at the expense of such Underwriters, to prepare and deliver to such Underwriters as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

              (d) During the three-year period following the Closing Date, provided any of the Preferred Stock remain outstanding, to furnish to the Underwriters all reports, documents, information and financial statements filed by the Company with the Commission pursuant the Exchange Act or the Rules and Regulations.

              (e) To use the proceeds from the sale of the Preferred Stock in the manner described in the Prospectus under the caption "Use of Proceeds."

              (f) In connection with the Offering, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Underwriters.

              (g) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities.

              (h) To not, so long as the Preferred Stock or the Common Stock is outstanding, be or become (and use its best efforts not to be or become owned by) an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become (and use its best efforts not to be or become owned by) a closed-end investment company required to be registered, but not registered thereunder.

              (i) To cooperate with the Underwriters and counsel for the Underwriters to qualify the Preferred Stock for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Stock; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject it to taxation in any jurisdiction where it is not so qualified or so subject.

              (j) In connection with the Offering, until the Underwriters shall have notified the Company of the completion of the Offering, to not and use reasonable efforts to not permit any affiliated purchasers (as defined in Regulation M under the Exchange Act), either alone or with one or more other persons, to bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Depositary Shares, Preferred Stock or Common Stock, or attempt to induce any person to purchase any Depositary Shares, Preferred Stock or Common Stock; and to not and use reasonable efforts to not permit any of its affiliated purchasers to make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Depositary Shares, Preferred Stock or Common Stock.

              (k) Prior to the Closing Date, to not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without prior consultation with the Underwriters, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

              (l) To not take any action prior to the Closing Date which in the Company's reasonable judgment would require the Prospectus to be amended or supplemented pursuant to Section 4(c) hereof.

              (m) To maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Depositary Shares, the Preferred Stock and the Common Stock.

              (n) To make generally available to its securityholders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company including the Subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act and the Regulations (including, at the option of the Company, Rule 158).

              (o) To list, subject to notice of issuance, the Common Stock issuable upon conversion of the Preferred Stock on the Nasdaq National Market.

       5.     Payment of Expenses.

              (a) The Company hereby agrees to pay all of the following expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, regardless of whether any sale of the Depositary Shares to the Underwriters is consummated: (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), delivery and mailing (including the payment of postage with respect thereto) of each Preliminary Prospectus and the Prospectus and any amendments and supplements thereto, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the certificates representing the Depositary Shares and the Preferred Stock, (iv) costs and expenses of travel, food and lodging of Company personnel in connection with the "road show," information meetings and presentations, (v) fees and expenses of the Depositary, transfer agent and registrar, (vi) the fees payable to the NASD CUSIP Service Bureau, and DTC incurred in connection with the sale of the Depositary Shares, (vii) the fees payable to the Commission and the Nasdaq National Market in connection with the filing of a registration statement with respect to the Depositary Shares, the Preferred Stock and the Conversion Shares and the listing of the Conversion Shares on the Nasdaq National Market, and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not specifically otherwise provided for in this Section; provided that the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

              (b) If this Agreement is terminated for any reason, the Company shall reimburse and indemnify the Underwriters for their actual accountable and reasonable out-of-pocket expenses, up to the limits and subject to the conditions set forth in the preceding paragraph.

       6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the First Time of Delivery and the Second Time of Delivery, if any, as if they had been made on and as of the First Time of Delivery and the Second Time of Delivery, as the case may be; and the performance by the Company on and as of the First Time of Delivery and Second Time of Delivery, if any, of its covenants and obligations hereunder and to the following further conditions:

              (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction;

              (b) The Underwriters shall not have advised the Company that the Prospectus, or any supplement or amendment thereto, contains an untrue statement of fact which, in the Underwriters' reasonable opinion, is material, or omits to state a fact which, in the Underwriters' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made when the Prospectus is delivered, not misleading. No order suspending the sale of the Securities in any jurisdiction shall have been issued on either the First Time of Delivery or the Second Time of Delivery, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

              (c) On or prior to the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Haynes and Boone, LLP such opinion or opinions with respect to the incorporation of the Company, the validity of the Securities, the Prospectus and other related matters as the Underwriters may request.

              (d) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, containing customary assumptions and qualifications and in form and substance satisfactory to the Underwriters, to the effect that:

                      (i) This Agreement has been duly executed and delivered by the Company under the laws of the State of Texas;

                      (ii) All of the issued shares of capital stock of the Company (including the Preferred Stock being delivered to the Depositary at the First Time of Delivery or the Second Time of Delivery, as the case may be, against indirect payment therefor in accordance with the Agreement) have been duly authorized and validly issued, are fully paid and nonassessable. The Preferred Stock being delivered to the Depositary by the Company are free and clear of any liens, charges, claims, pledges, security interests or encumbrances of any kind whatsoever other than as disclosed in the Prospectus. The Shares being delivered to the Underwriters at the First Time of Delivery or the Second Time of Delivery, as the case may be, against payment therefor in accordance with this Agreement, have been duly authorized and validly issued, fully paid and non-assessable. The Conversion Shares issuable upon conversion of the Preferred Stock, upon conversion thereof in accordance with the terms of the Certificate of Designation, have been duly authorized and will be validly issued, fully paid and non-assessable. The Depositary Shares being delivered to the Underwriters by the Company are free and clear of any liens, charges, claims, pledges, security interest or encumbrances of any kind whatsoever other than as disclosed in the Prospectus.

                      (iii) The execution and delivery by the Company of this Agreement and the Deposit Agreement, the performance by the Company hereunder and thereunder, the compliance by the Company with the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, in accordance with its terms, do not and will not conflict with or result in any breach or violation of, constitute a default under or result in the creation or imposition of any lien, charge, claim, pledge, security interest or other encumbrance upon any property or assets of the Company or the Subsidiary pursuant to the terms of
              (A) the charter documents and bylaws of the Company and the Subsidiary, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument filed as an exhibit to any of the Incorporated Documents, or (C) any federal, Delaware or Texas statute, rule or regulation or, to the best of such counsel's knowledge, any judgment, decree or order applicable to the Company or the Subsidiary of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their respective activities or properties, except with respect to this clause (C) for such conflicts, breaches, violations, defaults and creations or impositions which in the aggregate would not have a Material Adverse Effect. Such counsel need express no opinion in this paragraph (iii) as to (A) state securities or Blue Sky laws or
              (B) with respect to matters of fact relating to compliance with any financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company.

                      (iv) No consent, permit, license, exception, approval, authorization, order, registration or qualification (hereinafter referred to as "GOVERNMENT AUTHORIZATION") of or with any such federal, state and local governmental authority, arbitrator, court, tribunal regulatory body or administrative agency or other governmental agency or body or any stock exchange authorities having jurisdiction over the Company or the Subsidiary or any of their properties is required for the issue and sale of the Shares, the Preferred Stock or the Conversion Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except the registration under the Securities Act of the Shares, the Preferred Stock or the Conversion Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Bylaws, rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters.

                      (v) The securities when issued will conform in all material respects to the description thereof contained in the "Description of the Series F Preferred Stock" and "Description of Depositary Shares," and the disclosure contained in "Certain Federal Income Tax Consequences," and in the Registration Statement in Item 15 fairly present the information called for with respect to such terms of the Securities, legal matters, documents or proceedings in all material respects.

                      (vi) The Company has the corporate power and authority to execute, deliver and perform this Agreement and the Deposit Agreement and to consummate the transactions provided for herein and therein; the execution and delivery of this Agreement and the Deposit Agreement have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement and the Deposit Agreement have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms; except to the extent that enforcement hereof and thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained in this Agreement may be limited by federal or state securities laws or public policy relating thereto.

                      (vii) The certificates evidencing the Preferred Stock and the Common Stock comply as to form with the requirements of the Delaware General Corporation Law.

                      (viii) The Shares being delivered to the Underwriters by the Company, the Preferred Stock being issued to the Depositary and the Conversion Shares have not been or will not have been issued in violation of or subject to any preemptive rights arising under the Company's Certificate of Incorporation or Bylaws or under the laws of the State of Delaware, or similar rights that entitle or will entitle any person to acquire any shares of Common Stock upon issuance of such shares of capital stock by the Company.

                      (ix) The Registration Statement has become effective under the Securities Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

                      (x) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the reserve data, the financial statements and related schedules and statistical information, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

              Such counsel may state that because the primary purpose of their engagement was not to establish or confirm factual matters or reserve, financial, accounting or statistical matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement and the Prospectus, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in paragraphs (vi) and (vii) above), and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, such counsel may state that they assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the reserve data or the financial statements included in the Registration Statement and the Prospectus and they have not examined the reserve information or the accounting or financial records from which such statements and data are derived. Such counsel may state that although certain portions of the Registration Statement and the Prospectus have been included therein on the authority of "experts" within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement or the Prospectus. However, such counsel may state that they have participated in conferences with officers, legal counsel and other representatives of the Company, representatives of the independent accountants of the Company, and with representatives of, and legal counsel for, the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel may state that they have also reviewed certain corporate documents furnished to them by the Company. Based on such participation and review (relying as to materiality to a certain extent upon the officers and the other representatives of the Company), and subject to the limitations described above, such counsel may state that they advise the Underwriters that no facts have come to their attention that causes them to believe that the Registration Statement at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the United States, the State of Delaware, the State of New York and the State of Texas.

                    (e) Philip D. Devlin, General Counsel for the Company, shall have furnished to the Underwriters his written opinion, dated such Time of Delivery, containing customary assumptions and qualifications and in form and substance satisfactory to the Underwriters, to the effect that:

                            (i) The Company and the Subsidiary have been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or formation, with corporate or other power and authority to own its properties and conduct its business as described in the Prospectus;

                            (ii) The Company and the Subsidiary have been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

                            (iii) Except as disclosed in the Prospectus, there were as of the date of the Prospectus, and are as of the date set forth herein, no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or the Subsidiary;

                            (iv) The authorized, the issued and the issued and outstanding capital stock of the Company set forth in the Prospectus is true and correct in all material respects as of the date set forth therein and the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the section of the Prospectus entitled "Description of Capital Stock."

                            (v) There is no action, arbitration, suit, or other proceeding pending or threatened in writing or any judgments outstanding against the Company, the Subsidiary, or involving the properties or business of the Company or the Subsidiary which (A) questions the validity of the capital stock of the Company or the Subsidiary or of this Agreement or the Deposit Agreement or of any action taken or to be taken by the Company or the Subsidiary pursuant to or in connection with such capital stock or this Agreement or the Deposit Agreement or (B) except as disclosed in the Prospectus, could have a Material Adverse Effect;

                            (vi) No holders of securities of the Company have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights; and

                            (vii) The Company and the Subsidiary are not in violation of their Constituent Documents; neither the Company nor the Subsidiary is in breach of, or in default with respect to, any provisions of any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or the Subsidiary is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such breaches or defaults as would not have a Material Adverse Effect, and to the knowledge of such counsel, the Company and the Subsidiary are in material compliance with all laws, rules and regulations and all judgments, decrees and orders of any judicial or governmental authority to which the Company or the Subsidiary or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such noncompliance as would not have a Material Adverse Effect.

                     In rendering such opinion, such counsel may state that
              they express no opinion as to the laws of any jurisdiction other than the United States, the State of Texas and the State of Delaware;

                     (f) On or prior to the First Time of Delivery and the Second Time of Delivery, if any, Haynes and Boone, LLP shall have been furnished such documents and certificates as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in Section 6(c) above or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company herein contained.

              (g) On and as of the First Time of Delivery and the Second Time of Delivery, if any: (i) there shall have been no material adverse change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiary taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or the Subsidiary, from the latest date as of which the financial condition of the Company and the Subsidiary is set forth in the Prospectus which is materially adverse to the Company and the Subsidiary taken as a whole;
(iii) neither the Company nor the Subsidiary shall be in default under any provision of any instrument relating to any material outstanding indebtedness;
(iv) no material amount of the assets of the Company or the Subsidiary shall have been pledged or mortgaged, except as set forth in the Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened or contemplated against the Company or the Subsidiary, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Prospectus; and (vi) no order suspending or preventing the sale of the Securities shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened or, to the knowledge of the Company, contemplated by the Commission or any state regulatory authority.

              (h) At the First Time of Delivery and the Second Time of Delivery, if any, the Underwriters shall have received a certificate of the Company signed on behalf of the Company by the principal executive officer and by the chief financial or chief accounting officer of the Company, in their capacities as such, dated the First Time of Delivery or the Second Time of Delivery, as the case may be, to the effect that each of such persons has carefully examined the Prospectus, this Agreement and the Deposit Agreement, and that:

                      (i) the representations and warranties of the Company in this Agreement and the Deposit Agreement are true and correct in all material respects, as if made on and as of the First Time Delivery or the Second Time Delivery, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the First Time of Delivery or the Second Time of Delivery, as the case may be;

                      (ii) no stop order suspending the qualification or exemption from qualification of the Securities shall have been issued and no proceedings for that purpose shall have been commenced or, to the knowledge of the Company, be contemplated;

                      (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition, financial or otherwise, business, prospects or results of operation of the Company and the Subsidiary, taken as a whole, except as set forth in the Prospectus;

                      (iv) none of the Registration Statement, Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered, not misleading; and

                      (v) subsequent to the respective dates as of which information is given in the Prospectus: (a) neither the Company nor the Subsidiary has incurred up to and including the First Time of Delivery and the Second Time of Delivery, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, except as disclosed in the Prospectus; (b) neither the Company nor the Subsidiary has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor the Subsidiary has entered into any material transactions not in the ordinary course of business, except as disclosed in the Prospectus; (d) there has not been any change in the capital stock or the long term debt of the Company or the Subsidiary; (e) neither the Company nor the Subsidiary has sustained any material loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending or, to the Company's knowledge, threatened or contemplated against the Company, the Subsidiary or any affiliated party of any of the foregoing which would, if decided adversely, have a Material Adverse Effect and which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event which would be required to be set forth in an amended or supplemented prospectus included in a registration statement on Form S-3, which has not been set forth in an amendment or supplement to the Prospectus.

              (i) On or before the date hereof the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects to the Underwriters and Haynes and Boone, LLP, from Ernst & Young LLP.

              (j) At the First Time of Delivery and the Second Time of Delivery, if any, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the First Time of Delivery or the Second Time of Delivery, as the case may be, to the effect that they reaffirm their statements made in the letter furnished pursuant to Section 6(h), except that the specified date referred to shall be a date not more than five days prior to the First Time of Delivery or the Second Time of Delivery, as the case may be, and to the further effect that they have carried out procedures as specified in their letter furnished pursuant to Section 6(h) with respect to certain amounts, percentages and financial information as specified by the Underwriters and deemed to be a part of the Prospectus and have found such amounts, percentages and financial information to be in agreement with the records specified in their letter furnished pursuant to Section 6(h).

              (k) On the First Time of Delivery and the Second Time of Delivery, if any, there shall have been duly tendered to the Underwriters the appropriate number of Depositary Shares and the Company shall have tendered to the Depositary the appropriate number of shares of Preferred Stock.

              (l) Trading in the Common Stock shall not have been suspended by the Nasdaq National Market at any time.

              (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or the delivery of the Preferred Stock on the terms and in the manner contemplated in the Prospectus.

              (n) The Certificate of Designations shall have been duly executed and filed by the Company with the Secretary of State of the State of Delaware.

              (o) If any event shall have occurred that requires the Company under Section 4(c) hereof to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon, and copies thereof delivered to the Underwriters.

              (p)  On or prior to the First Time of Delivery and the Second
Time of Delivery, if any, the Underwriters shall have received a certificate signed on behalf of the Company by the secretary of the Company, in his capacity as such, dated the First Time of Delivery or the Second Time of Delivery, as the case may be, as to:

                        (i) the absence of any contemplated proceeding for the merger, consolidation, liquidation or dissolution of the Company or the Subsidiary, as the case may be, or the sale of all or substantially all of its assets;

                        (ii) the due adoption and full force and effect of the by-laws of the Company (with a copy of the by-laws attached);

                        (iii) resolutions adopted by the Board of Directors of the Company and/or a committee thereof authorizing the Offering and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Certificate of Designations (with copies of such resolutions attached); and

                        (iv) the incumbency, authorization and signatures of those officers of the Company signing this Agreement and/or any certificate delivered at Closing.

             (q) The NASD, upon review of the terms of the public offering of the Firm Shares and the Option Shares, shall not have objected to the Underwriters' participation in the Offering.

             (r) The Company and the Depositary shall have each executed and delivered the Depositary Agreement.

       All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters.

       If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the First Time of Delivery or the Second Time of Delivery, as the case may be, is not so fulfilled, the Underwriters may terminate their obligations pursuant to Section 9 or, if the Underwriters so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

       7.     Indemnification.

              (a) The Company agrees to indemnify and hold harmless the Underwriters (for purposes of this Section 7, "Underwriters" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls the Underwriters ("CONTROLLING PERSON") within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act), from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which the Underwriters or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made at the time such Preliminary Prospectus or Prospectus is delivered, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with Underwriters' Information and provided, further, that the Company shall not be liable to the Underwriters under the indemnity agreement in this subsection (a) (i) with respect to any Preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of the Underwriters arises out of a sale of the Preferred Stock by the Underwriters to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company has previously furnished requested copies thereof to the Underwriters a reasonable time in advance and the loss, liability, claim, damage or expense of the Underwriters results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by the Underwriters that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of the Underwriters. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

              (b) The Underwriters agree severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, with respect to any Preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of the Underwriters arises out of a sale of the Preferred Stock by the Underwriters to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company has previously furnished requested copies thereof to the Underwriters a reasonable time in advance and the loss, liability, claim, damage or expense of the Underwriters results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented), but only with respect to statements or omissions, if any, made as part of the Underwriters' Information.

              (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 7(a) or (b) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, upon advice of counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

              (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Preferred Stock or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Stock (before deducting expenses) bear to the total discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the discount applicable to the Preferred Stock purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

       8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the First Time of Delivery and the Second Time of Delivery, as the case may be, and the agreements of the Company and the provisions with respect to the payment of expenses contained in Sections 5 and 9 and the respective indemnity agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company, the Subsidiary or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Depositary Shares to the Underwriters.

       9.     Termination.

              (a) Subject to subsection (b) of this Section 9, the Underwriters shall have the right to terminate this Agreement (i) if any domestic or international event or act or occurrence has disrupted, or in the Underwriters' reasonable and good faith opinion will in the immediate future disrupt the United States financial markets; or (ii) if any material adverse change in the United States financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or
(iv) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if a moratorium in foreign exchange trading has been declared; or (vii) if the Company or the Subsidiary shall have sustained a loss material to the Company or the Subsidiary by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriters' opinion, make it inadvisable to proceed with the delivery of the Securities; or (viii) if there shall have been such a material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in the Underwriters' judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Depositary Shares.

              (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9(a) or 10 hereof or if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Underwriters, by reason of any failure on the part of the Company to perform any undertaking in this Agreement or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6, 9 or 10 hereof), then the Company shall promptly reimburse and indemnify the Underwriters for all of its reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 9 and 10 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

       10. Default by the Company. If the Company shall fail at the First Time of Delivery or the Second Time of Delivery, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date against payment therefor, then the obligations of the Underwriters under this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on the First Time of Delivery or the Second Time of Delivery, the Underwriters may, at their option, by notice from the Underwriters to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Sections 5, 7 and 9 hereof. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

       11. Effective Time of Agreement. This Agreement shall become effective (i) if Rule 430A under the Securities Act is not used, when the Underwriters and the Company shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.
If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the fifteenth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated (A) by the Company by notifying the Underwriters, or (B) by the Underwriters by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 5, 7 and 9 hereof shall at all times be in full force and effect.

       12. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be given in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be effective upon actual receipt. Notices to the Underwriters shall be directed to them at Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: [Clarke B.

Futch] and Forum Capital Markets L.P., 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: [Craig T. Slaughter], with a copy to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Attention: William L. Boeing. Notices to the Company shall be directed to the Company at 4925 Greenville Avenue, Suite 1400, Dallas, Texas 75206, Attention: Philip D. Devlin, with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, Attention: Diane B. Muse.

       13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.
No purchaser of Preferred Stock from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

       14. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law or conflict of laws principles.

       15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

       16. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by the Underwriters and the Company.

                                 *     *     *

       If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.



                                                  Very truly yours,

                                                  NATIONAL ENERGY GROUP, INC.


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

Confirmed and accepted as of
  the date first above written.


RAYMOND JAMES & ASSOCIATES, INC.


By:
   ---------------------------
   Name:
        ----------------------
   Title:
         ---------------------


FORUM CAPITAL MARKETS L.P.


By:
   ---------------------------
   Name:
        ----------------------
   Title:
         ---------------------

                                  SCHEDULE I


                                                                          Number of
                                                                        Option Shares
                                               Number of Firm          to be Purchased
                                                Shares to be              if Maximum
                                               Purchased from               Option
Underwriter                                       Company                 Exercised
-----------                                    ---------------         -----------------
Raymond James & Associates, Inc. ..........

Forum Capital Markets, L.P. ...............

                                                 ---------                  -------
                                                 2,000,000                  300,000
                                                 =========                  =======

                                   ANNEX I


                                 Subsidiaries


                                                                  Jurisdictions in
                                                 Ownership       which Qualified to
  Name        Jurisdiction of Incorporation      Percentage       Conduct Business
------------  ------------------------------  ----------------- -------------------



